                                                              Exhibit 1(A3)(avi)


                       AMENDMENT TO UNDERWRITING AGREEMENT

THIS AMENDMENT to the Underwriting Agreement by and among PML SECURITIES COMPANY, ("PML"), PROVIDENT MUTUAL LIFE INSURANCE COMPANY OF PHILADELPHIA ("PMLIC") and Provident Mutual Variable Growth Separate Account, Provident Mutual Variable Money Market Separate Account, Provident Mutual Variable Bond Separate Account, Provident Mutual Variable Managed Separate Account, Provident Mutual Variable Zero Coupon Bond Separate Account, Provident Mutual Variable Aggressive Growth Separate Account and Provident Mutual Variable International Separate Account (collectively, the "Accounts") and Provident Mutual Variable Separate Account ("Variable Account") is made this _______ day of ______________ 1993.

                                   WITNESSETH:

WHEREAS, PML, PMLIC and the Accounts entered into an Underwriting Agreement on December 6, 1985, as amended on September 9, 1988, March 21, 1989 and November 1, 1991; and

WHEREAS, on June 7, 1993 PMLIC established the Variable Account consisting of the Fidelity Equity-Income Subaccount, Fidelity Growth Subaccount, Fidelity Asset Manager Subaccount, Fidelity Index 500 Subaccount, Neuberger & Berman Growth Subaccount and Neuberger & Berman Balanced Subaccount (the
"Subaccounts"); and

WHEREAS, it is the desire of the parties to amend the Underwriting Agreement to include the Variable Account and its Subaccounts;

NOW, THEREFORE, it is agreed among the parties that said Agreement is hereby amended to include the Variable Account and its Subaccounts under the terms set forth in the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Underwriting Agreement to be duly executed as of the day and year first above written.


[SEAL]                                     PML SECURITIES COMPANY



Attest:                                By:
       --------------------------         -------------------------------------


(SEAL]                                     PROVIDENT MUTUAL LIFE INSURANCE
                                              COMPANY OF PHILADELPHIA



Attest:                                By:
       --------------------------         -------------------------------------


[SEAL]                                     PROVIDENT MUTUAL VARIABLE GROWTH,
                                           MONEY MARKET, BOND, MANAGED,
                                           ZERO COUPON BOND, AGGRESSIVE
                                           GROWTH, INTERNATIONAL AND VARIABLE
                                           SEPARATE ACCOUNTS



Attest:                                By:
       --------------------------         -------------------------------------